Exhibit 99.2

Quotient Limited Announces Reverse Stock Split Effective Today

JERSEY, Channel Islands, November 2, 2022 (GLOBE NEWSWIRE) — Quotient Limited (Nasdaq: QTNT) (the “Company”), a commercial-stage diagnostics company, today announced that a reverse split of its ordinary shares, nil par value (“Ordinary Shares”), at a ratio of 1-for-40 became effective following close of trading on the Nasdaq Global Market today. The Company’s Ordinary Shares will begin trading on a split-adjusted basis when the market opens on November 3, 2022 under the existing trading symbol, “QTNT.”

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Global Market. The new CUSIP number for the Ordinary Shares following the reverse stock split is G73268149.

As a result of the reverse stock split, every forty shares of the Company’s Ordinary Shares issued and outstanding was automatically reclassified into one Ordinary Share. The reverse stock split did not modify any rights or preferences of the Ordinary Shares. Shareholders holding Ordinary Shares through a brokerage account will have their Ordinary Shares automatically adjusted to reflect the 1-for-40 reverse stock split. It is not necessary for shareholders holding Ordinary Shares in certificated form to exchange their existing share certificates for new share certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish. No fractional shares will be issued in connection with the reverse split. The Company’s transfer agent will aggregate all fractional shares held by the Company’s shareholders into whole shares and arrange for them to be sold on the open market at prevailing prices. In lieu of fractional shares, shareholders will receive a cash payment equal to their allocable share of the total proceeds of these sales.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 8, 2022, as amended or supplemented from time to time, which is available free of charge at the SEC’s website, www.sec.gov.

About Quotient Limited

Building on over 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that it believes reshape the way diagnostics are practiced. The MosaiQ solution, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. The MosaiQ solution is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and create operational cost savings to laboratories around the world. Quotient’s operations are based in Switzerland, Scotland, US and the UAE.

The Quotient logo, Quotient MosaiQ and MosaiQ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: market conditions and other risks set forth in Quotient’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that Quotient files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.